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                         [HAYNES AND BOONE LETTERHEAD]

                               October 20, 2000

Radiologix, Inc.
3600 Chase Tower
2200 Ross Avenue
Dallas, Texas 75201

Ladies and Gentlemen:

       We are acting as counsel to Radiologix, Inc. ("Radiologix"), a Delaware corporation, in connection with the preparation of its registration statement on Form S-4 (the Form S-4, including any amendments and supplements thereto, is referred to herein as the "Registration Statement") filed with the Securities and Exchange Commission on September 14, 2000, under the Securities Act of 1933, as thereafter amended. The Registration Statement registers the issuance of 2,982,213 shares of Radiologix's common Stock, $.0001 par value per share (the "Shares"), to be issued pursuant to the proposed merger of SKM-RD Acquisition Corp., a Delaware Corporation, with and into Radiologix. As special counsel to Radiologix in connection with this transaction, we have examined the proceedings Radiologix has taken and proposes to take in connection with the issuance of the Shares.

       It is our opinion that the Shares, when issued in the manner described in the Registration Statement, will be legally and validly issued, fully paid, and nonassessable.

       This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulation of the Securities and Exchange Commission thereunder.

                                          Very truly yours,


                                          /s/ HAYNES and BOONE
                                          -------------------------------
                                          HAYNES and BOONE, LLP